Exhibit 99.1

AeroGrow Reports Strong First Quarter Results

●	Revenue up 52% to $3.7 million
●	Operating Loss Reduced and Gross Margin Improved Over Prior Year
●	Continued Retail and e-Commerce Distribution Expansion Planned for Fall, 2018
●	New Products Planned for Fall, 2018 Launch

Boulder, CO - (August 13, 2018) - AeroGrow International, Inc. (OTCQB: AERO) ("AeroGrow" or “the Company"), the manufacturer and distributor of AeroGardens - the world’s leading family of In-Home Garden Systems™ – announced results for its first quarter ended June 30, 2018.

For the quarter ended June 30, 2018 the Company recorded net revenue of $3.7 million, an increase of 52% over the same period in the prior year.  Loss from operations was $653K, improved from $729K in the prior year period.

“I am very pleased to report our results for the 1st Quarter of our Fiscal Year 2019,” said AeroGrow President & CEO J. Michael Wolfe. “With sales up 52%, we continued – and in fact accelerated – the strong momentum we’ve had over the last year and realized particularly good results on our Amazon platforms as well with several other on-line retailers, notably Bed, Bath & Beyond, Home Depot and Kohl’s. Loss from operations was improved year-over-year and I’m especially pleased with the nearly 500 basis point improvement in our gross margin vs. last year (from 33.4% to 38.3%). Our cash position remained strong with $7 million in cash on hand as of June 30th and no debt. We have also lined up a $6 million line of credit with our partners at Scotts Miracle-Gro to support our anticipated growth this fall.

“Many of the results we registered in our first quarter speak to the emerging strength in our business. For example, our year-over-year sell-thru on Amazon.com (U.S) was +68%, and on Amazon.ca (Canada) it was +114%. Both of these are off of what are becoming pretty well established revenue bases. Another metric that I watch closely and that has been very encouraging is our Seed Pod Kit sales. For Q1, sales of Seed Pod Kits were up nearly 70% vs. last year, a good indicator that our consumers are continuing to engage with their AeroGardens and that the big increases in consumers coming into the franchise is resulting in strong ongoing usage.

“While the first quarter financial results represent a very good start to our year, the real story of the quarter is the excellent progress we made toward achieving our three key goals for this upcoming fall and holiday selling season: (1) increasing our overall distribution both on the web and through retail stores; (2) launching several innovative new products; and (3) driving improvement to our gross margin throughout our product line and our operation.

“Beginning later this fall, look for AeroGardens to continue to be a featured product at Bed, Bath & Beyond, Kohl’s and Macy’s – both in-store and on-line. We’ll also begin to have a significant presence in Target Stores and look to build on the success we’ve had in Canada. We also plan to aggressively grow our Amazon business in the U.S. and Canada and anticipate further expansion on the various Amazon platforms throughout Europe. All of this will be in addition to growing our established business on AeroGarden.com.

“As much progress as we made on the retail distribution front, I think we’ve matched it with our product development efforts. This fall we’ll be introducing six new products into our Harvest line – our “mid-line” garden with price points typically between $99.95 and $179.95. We are really excited about these new additions to our line and I think when you see them you’ll agree that they are as beautiful as they are functional. In addition to all of the new Harvest gardens, we’ll be expanding on our highly successful line of AeroGarden Farms by introducing a version that will be our biggest-producing garden ever. Look for these new products to be available early this fall.

“Another of our key objectives for FY 2019 is to generate meaningful improvement in our gross margin. We are working to drive this improvement through (1) improved manufacturing cost management (2) a complete re-engineering of our seed pod kit manufacturing process designed to not only reduce costs out, but also to deliver better quality and dramatically increased capacity; and (3) a new agreement with SMG that went into effect on April 1 reducing the manner and the amount we pay royalties for use of the Miracle-Gro brand. We began seeing the effect of these initiatives with our Q1 progress on the gross margin line, and hopefully there is more progress to come as the year unfolds.

“Moving on to marketing, I’m excited about the marketing programs that we’ve been putting together to help drive our sell-thru for this year, with a refreshed brand presentation, an expanded digital investment and many co-op programs that we’ll be driving in conjunction with our retail partners. We’ve also been working with our retail partners to expand our in-store season – with the goal being to stay on-shelf beyond just our best-selling holiday season.

“I’d like to add that we have been carefully monitoring the situation as it relates to tariffs being applied to imported goods. Effective with the U.S. Trade Representative’s notice last Wednesday, August 8th, regarding List 2 of Section 301, and assuming the final ruling is consistent with how the USTR has ruled previously, it appears that AeroGardens will be exempted from the list of impacted items due to our being coded as an “agricultural and hydroponic device.” Assuming this is the final determination of the ruling, only a few of our ancillary items will be affected with a very small financial impact. However, it must be stressed that we do not yet have a final ruling on this matter and we will continue to watch this highly fluid situation carefully and adapt if necessary.

“Our Q1 represents a good start for us, but of course the big revenue quarters are ahead and in the scheme of things Q1 is not very important to our full year. Nevertheless, our team feels good that we can continue to build on our recent momentum and that our upcoming fall, holiday and spring selling seasons are poised to be the best in our Company’s history. I look forward to updating you with our progress.”

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company’s products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including in “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

AEROGROW INTERNATIONAL, INC.

CONDENSED BALANCE SHEETS

	June 30, 2018	March 31, 2018
(in thousands, except share and per share data)	(Unaudited)	(Derived from Audited Statements)
ASSETS
Current assets
Cash	$7,005	$7,482
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $23 and $39 at June 30, 2018 and March 31, 2018, respectively	2,013	4,296
Other receivables	195	281
Inventory	4,208	5,047
Prepaid expenses and other	2,867	493
Total current assets	16,303	17,614
Property and equipment and intangible assets, net of accumulated depreciation of $4,480 and $4,386 at June 30, 2018 and March 31, 2018, respectively	441	514
Other assets
Deposits	39	39
Total assets	$16,783	$18,167

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$920	$1,227
Accounts payable related party	1,782	1,521
Accrued expenses	1,550	2,231
Customer deposits	146	163
Debt associated with sale of intellectual property	71	80
Total current liabilities	4,469	5,222
Long term liabilities
Capital lease liability	9	12
Other liability	196	190
Total liabilities	4,674	5,424
Commitments and contingencies
Stockholders' equity
Common stock, $.001 par value, 750,000,000 shares authorized, 34,328,036 shares issued and outstanding at June 30, 2018 and March 31, 2018	34	34
Additional paid-in capital	140,817	140,817
Accumulated deficit	(128,742)	(128,108)
Total stockholders' equity	12,109	12,743
Total liabilities and stockholders' equity	$16,783	$18,167

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AEROGROW INTERNATIONAL, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months ended June 30,
	2018	2017
(in thousands, except per share data)
Net revenue	$3,743	$2,462
Cost of revenue	2,310	1,640
Gross profit	1,433	822

Operating expenses
Research and development	160	91
Sales and marketing	1,242	832
General and administrative	685	627
Total operating expenses	2,087	1,550

Loss from operations	(654)	(728)

Other income (expense), net
Other income (expense), net	20	39
Total other income (expense) income, net	20	39

Net loss	$(634)	$(689)
Change in fair value of stock to be distributed for Scotts Miracle-Gro transactions	-	581
Net loss attributable to common stockholders	$(634)	$(108)

Net loss per common share, basic and diluted	$(0.02)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	34,328	33,477

About AeroGrow International, Inc.

Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer’s market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

Investor Relations:

Grey Gibbs

Senior Vice President of Finance and Accounting

grey@aerogrow.com

303-444-7755